EXHIBIT 32.2

CERTIFICATION OF CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Rithm Capital Corp. (the “Company”) for the quarterly period ended June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nicola Santoro, Jr., as Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

August 12, 2024	/s/ Nicola Santoro, Jr.
Nicola Santoro, Jr.
Chief Financial Officer